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
May 2, 2006

Dear Shareholder:

Were recent salary changes at The Conway  National Bank

     o    a reward for voting to replace the Chairman and President, or
     o    long overdue adjustments to CNB's entire salary schedule?

If this is a key issue for you in making your decision about whether or not to support the Blue Ribbon Slate, we hope the enclosed affidavit will help. The affidavit is a sworn statement from Bruce Johanson, a principal in a consulting firm engaged by Willis and Jennings Duncan to conduct compensation surveys for CNB.

Please review the affidavit carefully and note that Mr. Johanson states the following:

     o Several years ago, the surveys began indicating that CNB's salaries were falling behind.
     o Jennings Duncan was informed that employee retention would become an issue for the bank.
     o Significant pay gaps were found for tellers, loan officers, and lending supervisors.
     o Executive pay was skewed by Jennings Duncan's decision to `split' his salary, $183,360 for himself and $77,640 for his father.
     o The Duncans' total pay of $261,000 is $31,000 more than the current President's.
     o The base salary of the current President is `well within market range.'

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The only thing secret about any of this was that Mr.  Johanson's full report was not presented to the Board of Directors or the shareholders.
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Our  management  team  stands  solidly  behind our  decision to  compensate  our employees fairly and within market range. We truly believe our workforce is our most important asset and our long-range success depends on our ability to attract and retain talented people at all levels of the bank.

After reading Mr. Johanson's affidavit, we hope you will support the Blue Ribbon Slate by returning the BLUE proxy form. We want financial expertise, personal integrity, and commitment to community values in every person associated with our bank - from Directors to front line tellers. By electing our Blue Ribbon Slate, you can help us set the standard for excellence that will help CNB become one of the best community banks in South Carolina.

Phil Hucks, President, stands ready to answer any questions you may have and is available at (843) 488-8444 or phil.hucks@conwaynationalbank.com.

Sincerely,



H. Buck Cutts, Chairman of the Board of Directors
CNB Corporation